UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

October 12, 2015

DEX MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-35895	13-2740040
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Dex Media, Inc. (the “Company”) has been engaged in negotiations with an Ad Hoc Group of lenders under the Company’s senior secured credit facilities regarding a possible restructuring of the Company’s senior secured credit facilities.  Effective October 12, 2015, the Company appointed Andrew D.J. Hede as Chief Restructuring Officer to lead the Company’s restructuring efforts.

Mr. Hede, 43, is currently a Managing Director of Alvarez & Marsal North America, LLC (“Alvarez & Marsal”).  Mr. Hede has worked with Alvarez & Marsal since 2003.  Mr. Hede’s primary areas of concentration include financial and operational reviews, liquidity management, business and asset divestment, business plan preparation and review, solvency analysis and recapitalization strategies.  He is involved in all aspects of the preparation for a possible restructuring, including evaluation of business plans and capital structures, preparing forecast models and developing turnaround strategies.  While at Alvarez & Marsal, Mr. Hede has worked in a variety of senior advisory roles, including interim management roles, such as chief executive officer and chief restructuring officer of several businesses.  He currently serves as Chief Restructuring Officer of Vertis Communications, Inc., a provider of print advertising and direct marketing solutions to retail and consumer services companies, and has previously served as the Chief Executive Officer of Nine West and Jones New York, leading ready-to-wear apparel and footwear companies.  Mr. Hede also served as the Chief Executive Officer and Chief Restructuring Officer of Crescent Resources LLC, a diversified real estate developer.

Before joining Alvarez & Marsal, Mr. Hede spent nine years with the corporate restructuring practices of Arthur Andersen and specialist financial consulting firms in New York and Melbourne, Australia. Mr. Hede earned a bachelor’s degree in commerce from the University of Melbourne. He is a Chartered Accountant licensed in Australia, and is a member of the Association of Insolvency and Restructuring Advisors (AIRA) and the Insolvency Practitioners’ Association of Australia.

Pursuant to an agreement with Alvarez & Marsal, Mr. Hede will continue to be employed by Alvarez & Marsal and will not receive any compensation directly from the Company or participate in any of the Company’s employee benefit plans.  The Company will instead pay Alvarez & Marsal an hourly fee of $875 for the services of Mr. Hede.

Other than as noted above, there is no arrangement or understanding pursuant to which Mr. Hede was appointed Chief Restructuring Officer of the Company.  Mr. Hede has no family relationships with any executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

DEX MEDIA, INC.

	By:	/s/ Raymond R. Ferrell
		Name:	Raymond R. Ferrell
		Title:	Executive Vice President — General Counsel and Corporate Secretary

Date: October 16, 2015